UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
February 27, 2023

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Henneman Way
McKinney, TX 75070-1711
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value, $0.01 per share	IBTX	NASDAQ Global Select Market
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company    ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 27, 2023, Independent Bank (the “Bank”), a Texas state chartered bank and wholly owned subsidiary of Independent Bank Group, Inc. (the “Company”), agreed to a settlement in principle (the “Settlement”) relating to a receivership litigation involving Stanford International Bank, Ltd. (together with related entities, “Stanford”) initially filed against the Bank of Houston and a number of other financial institutions in the District Court of Harris County, Texas on August 23, 2009 (such lawsuit and related litigation, the “Stanford Litigation”). The Bank inherited the Stanford Litigation in connection with the merger of the Bank of Houston with and into the Bank, which was completed on April 15, 2014, as previously disclosed by the Company in its Current Report on Form 8-K, dated April 17, 2014.

Pursuant to the Settlement, the parties agreed to settle and dismiss the Stanford Litigation and to seek the entry of bar orders from the U.S. District Court for the Northern District of Texas (the “Court”) prohibiting any continued or future claims against the Bank and its related parties relating to Stanford, whether asserted to date or not. If the Settlement, including the bar orders described in the preceding sentence, is approved by the Court and is not subject to further appeal, the Bank will make a one-time cash payment of $100 million to Ralph S. Janvey, in his capacity as the Court-appointed receiver for the Stanford Litigation. The Bank expects to be relieved of the February 27, 2023 trial date in the Stanford Litigation, subject to final Court approval of a Settlement Agreement reflecting the terms of the Settlement and entry of the bar orders.

The Settlement does not include any admission of liability or wrongdoing by the Bank, and the Bank expressly denies any liability or wrongdoing with respect to any matter alleged in the Stanford Litigation. The Bank has agreed to the Settlement to avoid the cost, risks and distraction of continued litigation. The Company believes the Settlement is in the best interests of the Company and its shareholders.

The Settlement is subject to the execution and delivery of a definitive Settlement Agreement reflecting the terms of the Settlement, notice to Stanford’s investor claimants and final, non-appealable approval by the Court. While the Bank believes that the Settlement is consistent with the terms of prior Stanford-related settlements that have been approved by the Court and were not successfully appealed, it is possible that the Court may decide not to approve the Settlement Agreement or that the Fifth Circuit Court of Appeals may decide to accept an appeal thereof.

As a result of the entry into Settlement, the Bank expects to recognize a $100 million litigation settlement expense included in non-interest expense related to the Stanford Litigation during the first quarter of 2023. The Bank expects the Settlement will be tax deductible. The Bank will remain substantially above levels considered to be well capitalized under all relevant standards.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed as an exhibit to a future periodic or current report of the Company following the execution and delivery of the Settlement Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated February 27, 2023
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer